                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of The Diversified Investors Funds Group II on Form N-1A of our reports dated February 18, 2003, relating to the financial statements and financial highlights of The Diversified Institutional Funds Group, The Diversified Institutional Strategic Allocation Funds and Diversified Investors Portfolios, and our report dated February 7, 2003, relating to the financial statements and financial highlights of S&P 500 Index Master Portfolio, which appear in the 2002 Annual Report of The Diversified Institutional Funds Group and The Diversified Institutional Strategic Allocation Funds. We also consent to the incorporation by reference of our reports dated February 18, 2003 relating to the financial statements and financial highlights of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds, which appear in the 2002 Annual Report of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds. We also consent to the references to us under the captions "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


New York, New York
April 25, 2003